UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2012, Red Mountain Resources, Inc. (the “Company”) and its wholly owned subsidiary, Hunter Drilling, LLC (“Hunter Drilling”), entered into a previously announced Asset Purchase Agreement (the “Purchase Agreement”) with First Security Bank, as Trustee (“Trustee”) for the Holders of the Senior Series 2009A Debentures and the Series 2009B Debentures, O&G Leasing, LLC and Performance Drilling Company, LLC. The material terms and conditions of the Purchase Agreement were disclosed in the Company’s Current Report on Form 8-K filed on July 25, 2012, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference herein.

On October 18, 2012, the Company, Hunter Drilling and the Trustee entered into a termination agreement (“Termination Agreement”) terminating the Purchase Agreement. Pursuant to the Termination Agreement, following the satisfaction by the Company and Hunter Drilling of certain conditions as set forth in the Termination Agreement, the Trustee returned the $250,000 deposit previously paid by Hunter Drilling to the Trustee pursuant to the Purchase Agreement and the Purchase Agreement was deemed terminated effective as of October 23, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Termination Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

3